UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 9, 2003

                    INSMED INCORPORATED

(Exact name of Registrant as specified in charter)

Virginia	0-30739	54-1972729

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code    (804) 565-3000

                                    Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On May 12, 2003, Insmed Incorporated (the “Company”) issued a press release announcing that on May 9, 2003, it received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that it had demonstrated full compliance with the Panel’s continued listing exception issued to the Company on March 31, 2003. Accordingly, the Panel determined to continue the listing of the Company’s securities on The Nasdaq National Market. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c) Exhibits.

    99.1    Press Release issued by Insmed Incorporated on May 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Date: May 13, 2003	By:	/s/ KEVIN P. TULLY
Kevin P. Tully Treasurer and Controller (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.            Description

    99.1                      Press Release issued by Insmed Incorporated on May 12, 2003.